Exhibit 31.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark Pearson, President and Chief Executive Officer of Equitable Holdings, Inc., certify that I have reviewed this Annual Report on Form 10-K/A of Equitable Holdings, Inc. (the “Registrant”).

Date: April 21, 2026

/s/ Mark Pearson
Mark Pearson
President and Chief Executive Officer